Mobile Ad Network Program Participation Requirements

Last updated April 30, 2014
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PROGRAM PARTICIPATION REQUIREMENTS

MOBILE AD NETWORK PROGRAM PARTICIPATION REQUIREMENTS

This Mobile Ad Network Program Participation Requirements page is part of the Publisher Agreement that governs your participation in the Mobile Ad Network Program. This page describes requirements and restrictions applicable to you as a Program participant. From time to time, we may modify the participation requirements described on this page in accordance with the Publisher Agreement. All capitalized terms used below that are not defined on this page have the meanings given to them in the Publisher Agreement.

1. You will ensure that your mobile properties are not unsuitable and that you do not place Ads adjacent to any content that is unsuitable. Unsuitable mobile properties or content include those that:
   a. promote or contain libelous or defamatory materials, false or deceptive materials, or pornography or sexually explicit materials;
   b. contain obscene language, violence or the use of firearms; provided, we may allow a mobile property containing obscene language, violence and/or the use of firearms to participate in the Program if (i) we are notified of such content at the time the app is initially registered with us (or at the time the app is updated to include such content) and (ii) the mobile property is labeled with the appropriate age and audience restrictions;
   c. promote or contain discrimination or hateful content or employ discriminatory practices based on race, sex, religion, nationality, disability, sexual orientation or age;
   d. promote or undertake illegal activities (including real-money gambling and trafficking or use of illegal substances);
   e. use BOTNET or other automated or manual means of generating fraudulent clicks or impressions;
   f. include any trademark of Amazon or its affiliates, or a variant or misspelling of a trademark of Amazon or its affiliates, in the application name (see the Trademark Guidelines for examples);
   g. promote, facilitate or enable the illegal downloading of videos, music and other copyrighted material, (e.g., P2P/BitTorrent/MP3 tracking and indexing apps, "linking" or "leeching" apps, ROMs, "warez", emulators, hacks, "phreaks", "cracks", or ripping software for illegally circumventing DRM or other copy protection devices);
   h. are directed toward children under 13 years of age (including, in the United States, mobile properties that are 'directed to children under 13' as defined by the Children's Online Privacy Protection Act (15 U.S.C. §§ 6501-6506) ("COPPA") and any regulations promulgated thereunder);
   i. otherwise violate the intellectual property rights of any third party, or violate any applicable laws, regulations, order or other requirements of any governmental authority;
   j. do not contain distinct and legitimate content, substance and material (for example, those that consist solely of a list of links without editorial input);
   k. do not serve a purpose substantially separate and distinct from merely being designed to earn money solely from Ads or other third party advertisements; or
   l. contain any other content or subject matter that we determine is unsuitable at our sole discretion.
2. You will not display or otherwise use our or our affiliates' trademarks or logos except solely as expressly permitted under and in accordance with the Publisher Agreement.
3. You will use Content solely in accordance with the terms of the Publisher Agreement and within the express scope of the license granted in Section 10 of the Publisher Agreement. Without limiting the foregoing, you will use Content solely in the context of the Ads as provided through the Program and not interfere with the operation of any link embedded in such Ad (including by use of a redirecting or interstitial URL).
4. You will not use Ads other than as expressly permitted by this Publisher Agreement.
5. You will not use SMS or MMS to drive traffic to any Ad except with explicit opt-in that complies with all applicable laws.
6. You will not add to, delete from, or otherwise modify or alter any Content in any way, including by adding additional information, resizing any Content, removing, obscuring, making invisible or otherwise altering any "Privacy Information" link or any of our or affiliates trademarks or logos that we include in any Ad or modifying, redirecting, suppressing, or substituting the operation of any button, link, or other feature of any Ad.
7. You will not attempt to circumvent any geographical limitation we impose that limits the display of any Ad. For the avoidance of doubt, Ads may only be shown to users as permitted in the Operational Documentation.
8. You will not sell, resell, redistribute, sublicense, or transfer any Content or any application that uses, incorporates, or displays any Content. For example, you will not use, or enable or facilitate the use of, Content on or within any application, platform, site, or service (including social networking sites) that requires you to sublicense or otherwise give any rights in or to any Content to any other person or entity.
9. You will promptly remove from your mobile properties and delete or otherwise destroy any Content that we notify you is no longer available for your use.
10. You will not use any Content, including any name or likeness embodied in that Content, in a manner that implies a person's or company's endorsement or sponsorship of, or commercial tie-in or other association with, any product, service, party, or cause.
11. You will not offer any person or entity any consideration or incentive (including any money, rebate, discount, points, contest

entries, donation to charity or other organization, or other benefit) for Events (e.g., by implementing any "rewards" or loyalty program that incentivizes persons or entities to view or click on Ads).

12. You will not intercept, record, redirect, read, interpret, or fill in the contents of any electronic form or other material submitted to us or any Advertiser in connection with any Ad.
13. You will not request, collect, obtain, store, cache, or otherwise use any information regarding a user after such user clicks on an Ad (e.g., by tracking or attempting to track such user's subsequent actions that do not occur on your mobile property).
14. You will not attempt to artificially increase Advertising Fees or inflate Events on behalf of yourself or another through the use of any invalid means as determined by us (e.g., by requesting or encouraging any other person or entity to cause an Event (as determined by us), by causing any page that results from clicking on an Ad to open in a customer's browser other than as a result of the customer clicking on that Ad in your mobile property, by artificially generating Events, whether by way of a robot or software program or otherwise). You will not authorize, assist, or encourage any other person or entity to do any of the foregoing.
15. You will not engage in any deceptive practices when marketing and displaying Ads.
16. You will not take any action that could reasonably cause any customer confusion about your relationships with us or any Advertiser, or as to the site or mobile application on which any functions or transactions are occurring.
17. You will not include in your mobile properties, display, or otherwise use Ads or Content in connection with, or adjacent to any spyware, malware, virus, worm, Trojan horse, or other malicious or harmful code, or any software application not expressly and knowingly authorized by users prior to being downloaded or installed on their computer or other electronic device.
18. You will not frame any Ad or any Content within your mobile property. However, displaying an Ad on your mobile property in accordance with the Publisher Agreement will not be considered framing the Ad.
19. You will not post or serve any Ad or other Content promoting within any pop-up or pop-under windows, or layer ads around or in conjunction with any mobile property that is not your mobile property.
20. You will not attempt to intercept or redirect (including via software installed on users' computers) traffic from or on, or divert Advertising Fees from, any site or mobile property.
21. You will not cloak, hide, spoof, or otherwise obscure any URL in connection with the Program (including by use of a redirecting page) such that we cannot reasonably determine when and on which mobile properties an Event occurs.
22. You will not submit a mobile property to the Program, or attempt to enable the Amazon Mobile Ads API on a mobile property that is not directly owned, operated or controlled by you.
23. You will not knowingly collect, use, or disclose personal information from children under 13 years of age in connection with any of your mobile properties that participate in the Program.

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